Sub-Item 77O
                                                        Rule 10f-3 Transactions



                         THE DREYFUS/LAUREL FUNDS TRUST
                         DREYFUS PREMIER CORE VALUE FUND

On October 13, 2006, The Dreyfus/Laurel Funds Trust - Dreyfus Premier Core Value Fund (the "Fund") purchased 101,880 shares at $15 per share, amounting to $1,528,200 in SAIC (SAI)-common stock - CUSIP # 78390X10 (the " Common Stock"). The Common Stock was purchased from Morgan Stanley, a member of the underwriting syndicate offering the Common Stock, from their own account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The following is a list of the syndicate's primary members and the corresponding commission spread that was received by each of the members:

                              Morgan Stanley 37.5%
                               Bear Stearns 37.5 %
                                  Stephens 10%
                            Stifel Nicolaus Corp 5.5%
                                 Citigroup 5.5%
                               Bank of America 2%
                                William Blair 2%
                             Jeffries Quarterdeck(*)
                                    Wachovia(*)
                                    Keybanc(*)


Accompanying this statement are materials presented to the Board of Trustees of The Dreyfus/Laurel Funds Trust - Dreyfus Premier Core Value Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on February 1, 2007.




         (*) Jeffries Quarterdeck, Wachovia and Keybanc did not receive any economic benefit.

                                   THE DREYFUS
                                   CORPORATION

TO:               The Board Members of:
                    The Dreyfus/Laurel Funds, Inc.:
                          Dreyfus Bond Market Index Fund
                  The Dreyfus/Laurel Funds Trust:
                         Dreyfus Premier Core Value Fund
                         (each a "Fund")

FROM:             /s/ James Bitetto
                  Associate General Counsel

DATE:             January 25, 2007

SUBJECT:          Review of Compliance with Rule l0f-3 Procedures
************************************************************************

         At the upcoming Board meeting you will be asked to review certain transactions to determine whether such transactions were consistent with the Fund's Rule 10f-3 procedures. The procedures will be available at the meeting.

         The attached l0f-3 approval forms, completed by the Fund's portfolio managers, describe the transactions and attest to their compliance with various provisions of Rule 10f-3, including, among other things, that:

1. the securities were either registered under the Securities Act of 1933, government securities, eligible municipal securities, securities sold in eligible Rule 144A offerings, or securities sold in eligible foreign offerings;

2. the securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering;

3. the securities were offered pursuant to a firm commitment underwriting;

4. the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time; and

5. the securities were purchased from a member of the syndicate other than the affiliated underwriter.

         The portfolio managers or a representative from Dreyfus will be available at the meeting to discuss any questions you may have regarding the transactions.


            MANAGERS OF THE DREYFUS GROUP OF MUTUAL INVESTMENT FUNDS
                      200 PARK AVENUE, NEW YORK, N.Y. 10166
                  TELEPHONE: (212) 922-6000/DOM TELEX: 148373
                  INT'L TELEX: 620393/CABLE: DRYFUND NEW YORK


Board Group V
10/1/06-12/31/06

                               Rule 10f-3 -Summary
                            (Affiliated Underwriters)

----------------------------------- --------------- ------------------ -------------------- ---------------------- ----------------
Fund                                   Manager      Are there          IF YES,              Total Value of         Primary
                                         Firm       applicable         Certification        Securities Purchased   Portfolio Manager
                                                    transactions to    attached from        by Fund from
                                                    report?            Manager that         all  Affiliated
                                                                       transactions are     Underwriter
                                                    If Yes, detail     in compliance with   (% of total net
                                                    attached from      board-approved       assets)
                                Manager procedure
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Money Market Funds
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Institutional Government       Dreyfus             No                                                  Patricia A. Larkin
MM Fund
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Institutional Prime MM         Dreyfus             No                                                  Patricia A. Larkin
Fund
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Institutional U.S.             Dreyfus             No                                                  Patricia A. Larkin
Treasury MM Fund
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Money Market Reserves          Dreyfus             No                                                  Patricia A. Larkin
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus U.S. Treasury Reserves         Dreyfus             No                                                  Patricia A. Larkin
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Municipal Money Market Funds
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus BASIC CA Municipal MM
Fund                                   Dreyfus             No                                                  Joseph Irace
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus BASIC MA Municipal MM Fund
                                    Dreyfus/Mellon         No                                                  John F. Flahive
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus BASIC NY Municipal MM Fund
                                       Dreyfus             No                                                  Joseph Irace
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Municipal Reserves          Dreyfus/Mellon         No                                                  J. Christopher
                                                                                                               Nicholl
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Balanced Funds
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
                                                                                                               Joseph Darcy\Fayez
Dreyfus Tax Managed Balanced Fund   Dreyfus/Fayez          No                                                  S. Sarofim
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Fixed Income Funds
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Bond Market Index Fund      Dreyfus/Standish       Yes                  v                   0.12%      Robert Bayston
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus High Yield Strategies Fund  Dreyfus/Standish       No                                                  David Bowser
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier International
Bond Fund                           Dreyfus/Standish       No                                                  Thomas Fahey
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Limited Term High
Yield Fund                          Dreyfus/Standish       No                                                  David Bowser
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Limited Term                                                                                   Christopher M.
Income Fund                         Dreyfus/Standish       No                                                  Pellegrino
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Managed Income
Fund                                Dreyfus/Standish       No                                                  Kent J. Wosepka
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Strategic Income
Fund                                Dreyfus/Standish       No                                                  Kent J. Wosepka
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Equity Funds
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus BASIC S&P 500 Stock Index
Fund                                 Dreyfus/ MEA          No                                                  Thomas J. Durante
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Disciplined Stock Fund      Dreyfus/TBCAM          No                                                  Sean P. Fitzgibbon
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Balanced Fund       Dreyfus/Standish       No                                                  John Jares
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Core Equity Fund        Fayez              No                                                  Fayez S. Sarofim
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Core Value Fund     Dreyfus/TBCAM          Yes                  v                   0.26%      William E.
                                                                                                               Costello
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Equity Income        Dreyfus/ MEA          No                                                  Jocelin A. Reed
Fund
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Large Company
Stock Fund                          Dreyfus/TBCAM          No                                                  Sean P. Fitzgibbon
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Midcap Stock Fund    Dreyfus/MEA           No                                                  John R. O'Toole
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Small Cap Value
Fund                                 Dreyfus/MEA           No                                                  Adam T. Logan
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------
Dreyfus Premier Tax Managed
Growth Fund                             Fayez              No                                                  Fayez S. Sarofim
----------------------------------- --------------- ------------------ -------------------- ------------------ --------------------


                           PRE-PURCHASE APPROVAL FORM
               PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
            To be used for compliance with Rule 10f-3 and/or Rule 23B

Note: Refer to Page 3 of the policy if the investment unit will purchase more than 5% of the overall principal of this issue.
-----


1. Account/Fund Name: Dreyfus Premier Core Value
2. Anticipated Purchase Date: 10/13/06
3. Total Net Assets of Account/Fund: $665,644,618.49
4. Type and Description of Security to be Purchased: SAIC (SAI) - common stock/equity
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Morgan Stanley (executed transactions)
7. Name of Affiliated Underwriter in Underwriting Syndicate:
Mellon Financial Markets
8. Issue Size: 75,000,000
9. CUSIP: 78390X10
10. Amount Purchased by Account/Fund: 101,880
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.136%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.26% 13. Purchase Price of Securities (if at par, so state): $15 14. Commission/Spread Received by Principal Underwriters: 37.5% (Morgan Stanley)/37.5% Bear Stearns)


--------------------------------------------------------------------------------
REPRESENTATIONS (Must be Confirmed Or Trade Can Not Be Made)
--------------------------------------------------------------------------------

This transaction complies with all applicable provisions of the Policy for Fiduciary Account Purchases Of Securities Underwritten By An Affiliate.

This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliated entity of Mellon.

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

This purchase is made per a firm commitment.

I have inquired about any commission, spread or profit received or to be received by any Mellon affiliate in connection with this transaction, and, based upon the answers to my inquiries and my knowledge of relevant markets, I believe such commission, spread or profit to be reasonable and fair compared to the commissions, spreads, or profit received by similarly situated persons in connection with comparable transactions between unaffiliated parties.

If these securities are part of an issue registered under the Securities Act of 1933, as amended, that will be offered to the public, or will be purchased pursuant to an eligible foreign or Rule 144 offering, the issuer of the securities will be in continuous operation for not less than three years, including the operations of any predecessors.

The Securities will be purchased prior to the end of the first day of which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering of any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

/s/ Brian C. Ferguson                       01/19/07
 Portfolio Manager                          Date/Time



CC: Legal Department representative for Business Line- For Affiliated Mutual Fund Purchases Only

                                     D/LFI -
                                     Dreyfus Bond Market Index Fund

                                     D/LFT-
                                     Dreyfus Premier Core Value Fund



                               PROPOSED RESOLUTION


                  RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby are determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.